EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
1)	SanDisk Limited, a Japanese company

2)	SanDisk GmbH, a German company

3)	SanDisk Israel (Tefen) Ltd., an Israeli company

4)	SanDisk Hong Kong Limited, a Hong Kong company

5)	SanDisk (Cayman) Limited, a Cayman Islands company

6)	SanDisk Sweden AB, a Swedish company

7)	SanDisk U.K. Limited, a United Kingdom company

8)	SanDisk Scotland Limited, a United Kingdom company

9)	SanDisk Secure Content Solutions, Inc., a Delaware corporation

10)	SanDisk Secure Content Solutions, Ltd., an Israeli company

11)	SanDisk Equipment Ltd., a Japanese company

12)	SanDisk Manufacturing Limited, a Republic of Ireland company

13)	SanDisk International Limited, a Republic of Ireland company

14)	SanDisk India Device Design Centre, Ltd., an Indian company

15)	SanDisk Korea Ltd, (YH), a Korean company

16)	SanDisk B.V., a Netherlands company

17)	SanDisk Operations Limited, a Republic of Ireland company

18)	SanDisk (Ireland) Limited, a Republic of Ireland company

19)	SanDisk China Holding Limited, a Republic of Ireland company

20)	SanDisk China Limited, a Republic of Ireland company

21)	SanDisk SAS, a French company

22)	SanDisk Taiwan Limited, a Taiwanese company

23)	SanDisk Semiconductor (Shanghai) Co. Ltd., a Peoples Republic of China company

24)	SanDisk 3D LLC, a Delaware company

25)	SanDisk China LLC, a Delaware company

26)	SanDisk IL Ltd. (formerly msystems Ltd.), an Israeli company

27)	SanDisk Holdings Netherlands Antilles N.V., a Netherlands company

28)	M-Systems, Inc, a New York company

29)	M-Systems Holdings LLC, a Delaware company

30)	M-Systems Finance Inc., a Cayman Islands company

31)	M-Systems (Cayman) Limited, a Cayman Islands company

32)	P.P.S. von Koppen Pensioen B.V., a Netherlands company

33)	M-Systems B.V., a Netherlands company

34)	M-Systems Asia Ltd., a Taiwanese company

35)	M-Systems Flash Disk Pioneers (Japan), Inc., a Japanese company

36)	M-Systems UK Ltd., a United Kingdom company

37)	M-Systems Flash Disk Pioneers (Shenzhen) Trading Ltd., a Peoples Republic of China company

38)	M-Systems Italy S.R.L, an Italian company

39)	M-Systems Korea, a Korean company

40)	U3 LLC, a Delaware company

41)	U3 Israel Ltd., an Israeli company

42)	M. Systems Flash Disk Pioneers Espana S.L.U., a Spanish company

43)	Microelectronica Espanola S.A.U., a Spanish company

44)	ExcelData S.A., a Spanish company

45)	TwinSys Ltd., an Israeli company (50.1% ownership)

46)	TwinSys Data Storage L.P., an Israeli partnership (50.1% beneficial interest)

47)	MR-Flash Ltd., an Israeli company (50.1% ownership)

48)	MR-Flash L.P., an Israeli partnership (50.1% beneficial interest)

49)	Smart Caps Ltd., an Israeli company (79.95% ownership)

50)	Flash Holdings, an Israeli company

51)	Eurom Flashware, an Israeli company

52)	Key Computing Ltd., an Israeli company

53)	MegaSIM Ltd., an Israeli company

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